October 20, 2000


Board of Directors
PVF Capital Corp.
25350 Rockside Road
Bedford Heights, Ohio 44146

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to and for PVF Capital Corp., an Ohio corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Shares are issuable under the Company's 2000 Incentive Stock Option Plan (the " Option Plan").

         In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Option Plan,
(iii) the First Amended and Restated Articles of Incorporation of the certified by the Secretary of the Company as of the date hereof, (iv) certain minutes of meetings or unanimous consents of the Board of Directors and shareholders of the Company, as amended, certified as true and correct by the Secretary of the Company, and (vi) a certificate of the Chief Financial Officer and of the Secretary of the Company dated October 17, 2000.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         The law covered by the opinion expressed herein is limited to the Ohio General Corporation Law.

Board of Directors
PVF Capital Corp.
October 20, 2000
Page 2


         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares when issued pursuant to and in accordance with the Option Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to any reference to our firm in the Prospectus as legal counsel who have passed upon the legality of the securities offered thereby.


                                       Very truly yours,

                                       STRADLEY RONON STEVENS & YOUNG, LLP




                                       By:  /s/ Joel E. Rappoport
                                            ------------------------------------
                                            Joel E. Rappoport, a Partner